NEWS RELEASE

FOR IMMEDIATE RELEASE  October 20, 2016

Offices Headquarters
Springfield, VA

Inside the U.S.
Aiea, HI
Atlanta, GA
Boise, ID
 Chandler, AZ
Charleston, SC
Columbia, MD
Denver, CO
Dulles, VA
El Paso, TX
Germantown, MD
Newport News, VA
Oceanside, CA
Richardson, TX
San Antonio, TX
South Easton, MA

Outside the U.S.
Baghdad, Iraq
Kabul, Afghanistan
Clark, Philippines
Milton Keynes, UK

VERSAR, INC. ANNOUNCES NOTICE OF NONCOMPLIANCE WITH NYSE MKT CONTINUED LISTING STANDARDS

Springfield, VA – October 20, 2016 – Versar, Inc. (NYSE MKT: VSR) today announced that the Company received a letter dated October 17, 2016 from NYSE MKT LLC (“the Exchange”) stating that the Exchange has determined that the Company is not in compliance with Sections 134 and 1101 of the Exchange’s Company Guide (“the Company Guide”) due to the Company’s failure to timely file its Annual Report on Form 10-K with the Securities and Exchange Commission (“SEC”) for the year ended July 1, 2016. The letter also states that this failure is a material violation of the Company’s listing agreement with the Exchange and unless the Company takes prompt corrective action, the Exchange may suspend and remove the Company’s securities from the Exchange.

The Exchange also informed the Company that it must submit a plan by November 16, 2016 advising the Exchange of actions the Company has taken or will take to regain compliance with the Company Guide by January 17, 2017. If the Exchange accepts the plan, the Company will be subject to periodic monitoring for compliance. If the Company fails to submit a plan, or if the submitted plan is not accepted by the Exchange, delisting proceedings will commence. Furthermore, if the plan is accepted, but the Company is not in compliance with the Company Guide by January 17, 2017, or if the Company does not make progress consistent with the plan, the Exchange may initiate delisting proceedings.

On September 30, 2016, Versar filed a Form 12b-25 with the SEC indicating that the Company was delaying the filing of its Annual Report on Form 10-K for the year ended July 1, 2016. On October 13, 2016, the Company orally notified the Exchange that the Form 10-K would be delayed beyond the extended filing period afforded by Rule 12b-25. As previously disclosed in the Form 12b-25, and a Form 8-K filed on the same date, the Company is in negotiations with Bank of America, N.A. regarding resolution of the Company’s defaults under certain covenants of its current credit facility, and will complete its Form 10-K once these negotiations conclude. The Company is working diligently to file the late Annual Report on Form 10-K and to regain compliance with the Exchange’s Company Guide.

According to Versar’s Chief Executive Officer Tony Otten. “We understand our obligations under applicable NYSE rules and intend to fully comply with these requirements. We continue to work diligently towards obtaining new financing, after which we expect to be able to comply with all NYSE and SEC requirements. We remain optimistic that we can shortly conclude our discussions with various lenders and enter into an agreement that will enable Versar to maintain its long-term trajectory toward growth and profitability.”

VERSAR, INC., headquartered in Springfield, Virginia, is a publicly-traded global project management company providing sustainable value oriented solutions to government and commercial clients in the construction management, environmental services, and professional services market areas.

For more information, please contact Investor Relations at:
6850 Versar Center, Suite 201 Springfield, VA 22151 703.642.6706 InvestorRelations@versar.com www.versar.com

VERSAR operates the following websites: www.versar.com and www.versarpps.com.

Find out more about VERSAR at

https://twitter.com/VersarInc
https://www.facebook.com/VersarInc
http://www.linkedin.com/company/38251

This news release contains forward-looking information. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be significantly impacted by certain risks and uncertainties described herein and in Versar’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended June 26, 2015, as updated from time to time in the Company’s periodic filings. The forward-looking statements are made as of the date hereof and Versar does not undertake to update its forward-looking statements.

Contact:                 Karin Weber                                                                    Robert Ferri
M&A, Investor Relations Manager                                 Robert Ferri Partners
Versar, Inc.                                                                       (415) 575-1589
(703) 642-6706                                                                robert.ferri@robertferri.com
kweber@versar.com

For more information, please contact Investor Relations at:
6850 Versar Springfield, VA 22151 703.642.6706 Fax: 703.642.6825 www.versar.com